Exhibit 10.5

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Executive Employment Agreement of Stephen Morgan (the "Amendment") effective as of April 1, 2015, (the “Agreement”) is entered into as of April 9, 2015 (the “Effective Date”), by and between Stephen Morgan (the “Employee”), on the one hand, and Cord Blood America, Inc., a Florida corporation having its principal place of business at 1857 Helm Drive, Las Vegas, NV 89119 (the “Company” or “Employer”) on the other.  The Employer and the Employee are also, at times, hereafter referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, the Employer and the Employee entered into the Agreement, which by its terms may be amended in writing by the parties thereto; and

WHERAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the Agreement as follows:

1. Paragraph 5(a). The following language from Paragraph 5(a) of the Agreement is hereby deleted from the Agreement:

“Employee may opt, at Employee’s sole discretion, to receive a portion of his salary in the form of common stock, in lieu of cash, at a value determined by the Board of Directors in their reasonable discretion, provided the Company has common stock available to be issued to Employee and has a plan in place for such issuances and is otherwise able to issue stock to Employee at that time.  In the event Employee opts to receive a portion of his salary in the form of common stock and the Company is not able to issue common stock to Employee, whether due to the absence of available common stock or otherwise, Employee may defer that portion of his salary until such time as the Company is able to issue common stock to Employee, provided that if the Company is unable to issue common stock to Employee within one year of the Employee’s election to defer his salary, then the Company shall pay the Employee the deferred amount in cash on a date that is one year from Employee’s election to defer.”

In addition: the language “and equity compensation” is hereby deleted from the heading of Paragraph 5(a), which previously read “Annual Salary and equity compensation.”

Paragraph 5(a) of the Agreement now reads as follows:

“5.           Compensation.

(a)           Annual Salary and equity compensation.  As compensation for the services to be rendered by Employee, hereunder, Company shall pay Employee an annual salary equal to $130,000, payable in accordance with the Company’s standard accounting practices, provided that payments are made at least semi-monthly.  Compensation reviews for Employee will be at least annually.  All payments to Employee hereunder shall be made in accordance with the Company’s customary practices and procedures, all of which shall be in conformity with applicable federal, state and local laws and regulations.”

2. Paragraph 5(c).  The Following language from Paragraph 5(c) of the Agreement is hereby deleted from the Agreement:

“Employee may opt, at Employee’s sole discretion, to receive a portion of his salary in the form of common stock, in lieu of cash, at a value determined by the Board of Directors in their reasonable discretion, provided the Company has common stock available to be issued to Employee and has a plan in place for such issuances and is otherwise able to issue stock to Employee at that time.  In the event Employee opts to receive a portion of his salary in the form of common stock and the Company is not able to issue common stock to Employee, whether due to the absence of available common stock or otherwise, Employee may defer that portion of his salary until such time as the Company is able to issue common stock to Employee, provided that if the Company is unable to issue common stock to Employee within one year of the Employee’s election to defer his salary, then the Company shall pay the Employee the deferred amount in cash on a date that is one year from Employee’s election to defer.”

Paragraph 5(c) of the Agreement now reads as follows:

“(c)           Bonus.                      Performance criteria for Employee shall be established by the Board of Directors, in consultation with Employee, and reviewed annually.  Based upon the Employee’s performance toward the achievement of the agreed upon performance criteria, the Company may award Employee a bonus.  The bonus opportunity shall be equal to 25% of Employee’s annual salary then in effect under this Agreement per year. Said Bonus earned and paid to Employee shall be determined by the Board of Directors, by measuring the success with which the Employee has met performance criteria as established by the Board of Directors.”

Other Provisions

3. No Other Amendment. Except as expressly as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

4. Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one complete instrument.  Facsimile signatures shall be given the same force and effect as original signatures.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

COMPANY:

Cord Blood America, Inc.
a Florida corporation

By:______________________________

Joseph Vicente, Chairman and President

EMPLOYEE:

__________________________________
Stephen Morgan